EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
ALL-AMERICAN SPORTPARK, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

I hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-K of All-American SportPark, Inc. for the year ended December 31, 2019:

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of All-American SportPark, Inc.

Dated: March 30, 2020

/s/ Ronald Boreta
Ronald Boreta
Chief Executive Officer
(Principal Executive Officer) and
Principal Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to All-American SportPark, Inc. and will be retained by All-American SportPark, Inc. and furnished to the Securities and Exchange Commission upon request.